RenaissanceRe Reports Net Income of $67.8 Million for the Third Quarter of 2014 or $1.70 Per Diluted Common Share; Quarterly Operating Income of $98.9 Million or $2.49 Per Diluted Common Share
Pembroke, Bermuda, November 4, 2014 -- RenaissanceRe Holdings Ltd. (NYSE: RNR) today reported net income available to RenaissanceRe common shareholders of $67.8 million, or $1.70 per diluted common share, in the third quarter of 2014, compared to $179.7 million, or $4.01, respectively, in the third quarter of 2013. Operating income available to RenaissanceRe common shareholders was $98.9 million, or $2.49 per diluted common share, for the third quarter of 2014, compared to $151.3 million or $3.36, respectively, in the third quarter of 2013. The Company reported an annualized return on average common equity of 8.0% and an annualized operating return on average common equity of 11.7% in the third quarter of 2014, compared to 22.2% and 18.7%, respectively, in the third quarter of 2013. Book value per common share increased $0.99, or 1.2%, in the third quarter of 2014 to $85.78, compared to a 4.5% increase in the third quarter of 2013. Tangible book value per common share plus accumulated dividends increased 1.5% in the third quarter of 2014, compared to a 4.9% increase in the third quarter of 2013.
Kevin J. O’Donnell, CEO, commented:  “For the third quarter we generated an annualized operating ROE of 11.7% and 1.5% growth in tangible book value per share, plus accumulated dividends.  Our results reflect our actions to reduce risk and optimize risk-adjusted returns in a difficult market.”
Mr. O’Donnell continued:  “In a market that looks set to remain challenging absent a major event, we will continue to provide the capacity, flexibility and scope our clients and partners seek.  At the same time, we will maintain the same discipline and focus they have come to appreciate. The investments we have made over the years to develop the platforms and the breadth of products sought by our clients positions us particularly well in this environment.”
THIRD QUARTER 2014 HIGHLIGHTS

•
The Company generated underwriting income of $104.8 million and a combined ratio of 59.5% in the third quarter of 2014, compared to $151.4 million and 48.6%, respectively, in the third quarter of 2013. The $46.6 million decrease in underwriting income was principally driven by a $35.7 million decrease in net premiums earned, primarily as a result of reduced gross premiums written during the first nine months of 2014, and an $8.7 million increase in net claims and claim expenses.

•
Gross premiums written of $201.0 million increased $18.3 million, or 10.0%, in the third quarter of 2014, compared to the third quarter of 2013, with the increase principally driven by the Company’s Lloyd’s and Specialty Reinsurance segments, which experienced an increase of $23.9 million, or 59.8%, and $8.7 million, or 14.5%, respectively, as discussed below. Offsetting the increases in the Company’s Lloyd’s and Specialty Reinsurance segments’ gross premiums written, was a decrease of $14.3 million, or 17.3%, in the Company’s Catastrophe Reinsurance segment.

•
The total investment result in the third quarter of 2014 was negative $6.5 million, which includes the sum of net investment income, net realized and unrealized gains on investments and the change in net unrealized gains on fixed maturity investments available for sale, compared to positive $88.2 million in the third quarter of 2013. The negative total investment result was primarily driven by rising interest rates and widening credit spreads in the Company’s fixed maturity investment portfolio which resulted in net unrealized losses, combined with lower returns in the Company’s portfolio of private equity investments, principally driven by weaker returns in the public equity markets during the third quarter of 2014, compared to the third quarter of 2013, partially offset by higher average invested assets during the third quarter of 2014, compared to the third quarter of 2013.

•
Net income attributable to noncontrolling interests in the third quarter of 2014 was $30.5 million and decreased from $44.3 million in the third quarter of 2013, principally due to a decrease in the profitability of DaVinciRe Holdings Ltd. (“DaVinciRe”), partially offset by a decrease in the Company’s ownership in DaVinciRe to 23.4% at September 30, 2014, compared to 32.9% at September 30, 2013.

•
During the third quarter of 2014, the Company repurchased an aggregate of 1.6 million common shares in open market transactions at an aggregate cost of $164.0 million and at an average share price of $100.44.

Underwriting Results by Segment
Catastrophe Reinsurance Segment
Gross premiums written in the Catastrophe Reinsurance segment were $68.3 million in the third quarter of 2014, a decrease of $14.3 million compared to the third quarter of 2013, primarily driven by the continued softening of market conditions and the Company’s underwriting discipline given prevailing terms and conditions.
Managed catastrophe premiums decreased $12.3 million, or 14.0%, to $75.6 million in the third quarter of 2014, compared to $87.9 million in the third quarter of 2013.
Gross premiums written in the Catastrophe Reinsurance segment were $924.0 million in the first nine months of 2014, a decrease of $214.2 million compared to the first nine months of 2013. For the first nine months of 2014, managed catastrophe premiums totaled $1,009.5 million, a decrease of $216.5 million, or 17.7%, compared to the first nine months of 2013, net of $9.8 million of reinstatement premiums written in the first nine months of 2013, and principally driven by the continued softening of market conditions, including reduced risk-adjusted pricing and reduced participation on certain specific quota share deals.
The Catastrophe Reinsurance segment generated underwriting income of $104.1 million and a combined ratio of 23.9% in the third quarter of 2014, compared to $128.9 million and 30.1% in the third quarter of 2013, respectively. The $24.8 million decrease in underwriting income in the third quarter of 2014, compared to the third quarter of 2013, was driven by a $47.7 million decrease in net premiums earned, primarily driven by the decrease in gross premiums written, noted above, partially offset by a $13.4 million decrease in current accident year net claims as a result of the relatively light catastrophe loss quarter, and a $4.2 million increase in favorable development on prior accident years net claims and claim expenses.
The Catastrophe Reinsurance segment experienced $10.3 million of favorable development on prior accident years net claims and claim expenses in the third quarter of 2014, compared to $6.1 million in the third quarter of 2013.
Specialty Reinsurance Segment
Gross premiums written in the Specialty Reinsurance segment were $68.9 million in the third quarter of 2014, an increase of $8.7 million, or 14.5%, compared to the third quarter of 2013, driven primarily by increases in certain casualty related lines of business.
Gross premiums written in the Specialty Reinsurance segment were $274.7 million in the first nine months of 2014, an increase of $73.7 million, or 36.7%, compared to the first nine months of 2013, driven by the items noted above. Our specialty reinsurance premiums are prone to significant volatility as this business can be influenced by a small number of relatively large transactions.
The Specialty Reinsurance segment generated underwriting income of $5.7 million and a combined ratio of 91.1% in the third quarter of 2014, compared to $23.5 million and 62.7% in the third quarter of 2013, respectively. The $17.9 million decrease in underwriting income in the third quarter of 2014, compared to the third quarter of 2013, was driven by a $26.2 million increase in current accident year net claims and claim expenses, partially offset by a $12.0 million increase in favorable development on prior accident year net claims and claim expenses. The increase in current accident year net claims and claim expenses is due to a higher level of attritional losses primarily due to the increase in net earned premiums. The Specialty Reinsurance segment experienced $14.7 million of favorable development on prior years reserves in the third quarter of 2014, compared to $2.7 million in the third quarter of 2013, principally due to reported claims activity coming in lower than expected on prior accident years events.
The underwriting expense ratio in the Specialty Reinsurance segment increased 6.2 percentage points to 41.1% in the third quarter of 2014, compared to 34.9% in the third quarter of 2013, primarily due to the relative increase in the percentage of quota share reinsurance premiums, compared to excess of loss reinsurance premiums, as a percentage of total gross premiums written within the Specialty Reinsurance segment, as quota share reinsurance premiums typically carries a higher acquisition expense ratio compared to excess of loss reinsurance, as well as an increase in operational expenses.

Lloyd’s Segment
Gross premiums written in the Lloyd’s segment were $63.9 million in the third quarter of 2014, an increase of $23.9 million, or 59.8%, compared to the third quarter of 2013, primarily due to Syndicate 1458 continuing to grow organically in the Lloyd’s marketplace, principally in its property lines of business, notwithstanding challenging market conditions.
Gross premiums written in the Lloyd’s segment increased $36.0 million, or 19.7%, to $219.0 million in the first nine months of 2014, compared to $183.0 million in the first nine months of 2013, primarily driven by the items noted above.
The Lloyd’s segment incurred an underwriting loss of $5.3 million and a combined ratio of 109.1% in the third quarter of 2014, compared to an underwriting loss of $2.5 million and a combined ratio of 105.3% in the third quarter of 2013, respectively. Impacting the underwriting loss was a $10.9 million increase in net claims and claim expenses driven primarily by attritional net claims and claim expenses and a $3.7 million increase in acquisition expenses, partially offset by an $11.6 million increase in net premiums earned, with the increase in attritional net claims and claim expenses, acquisition expenses and net premiums earned primarily the result of the increase in gross premiums written noted above.
The Lloyd’s segment experienced current accident year net claims and claim expenses of $38.9 million in the third quarter of 2014, compared to $24.9 million in the third quarter of 2013, which increase was principally due to attritional loss activity driven by the increase in net premiums earned noted above.
The adverse development of prior accident years net claims and claim expenses within the Lloyd’s segment of $0.1 million during the third quarter of 2014, compared to $3.3 million of adverse development on prior accident years net claims and claim expenses in the third quarter of 2013.
Other Items

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Subsequent to September 30, 2014 and through the period ended November 3, 2014, the Company repurchased 358 thousand common shares in open market transactions at an aggregate cost of $35.7 million and at an average share price of $99.54.

This Press Release includes certain non-GAAP financial measures including “operating income available to RenaissanceRe common shareholders”, “operating income available to RenaissanceRe common shareholders per common share - diluted”, “operating return on average common equity - annualized”, “managed catastrophe premiums”, “tangible book value per common share” and “tangible book value per common share plus accumulated dividends.” A reconciliation of such measures to the most comparable GAAP figures in accordance with Regulation G is presented in the attached supplemental financial data.
Please refer to the “Investor Information - Financial Reports - Financial Supplements” section of the Company’s website at www.renre.com for a copy of the Financial Supplement which includes additional information on the Company’s financial performance.
RenaissanceRe Holdings Ltd. will host a conference call on Wednesday, November 5, 2014 at 9:00 am (ET) to discuss this release. Live broadcast of the conference call will be available through the “Investor Information - Company Webcasts” section of RenaissanceRe’s website at www.renre.com.
RenaissanceRe Holdings Ltd. is a global provider of reinsurance and insurance. The Company’s business consists of three reportable segments: (1) Catastrophe Reinsurance, which includes catastrophe reinsurance and certain property catastrophe joint ventures managed by the Company’s ventures unit; (2) Specialty Reinsurance, which includes specialty reinsurance and certain specialty joint ventures managed by the Company’s ventures unit; and (3) Lloyd’s, which includes reinsurance and insurance business written through RenaissanceRe Syndicate 1458.
Cautionary Statement under “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995: Statements made in this earnings release contain information about the Company’s future business prospects. These statements may be considered “forward-looking.” These statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements. For further information regarding cautionary statements and factors affecting future results, please refer to RenaissanceRe Holdings Ltd.’s filings with the U.S. Securities and Exchange Commission, including its Annual Reports on Form 10-K and its Quarterly Reports on Form 10-Q.

INVESTOR CONTACT:	MEDIA CONTACT:
Rohan Pai	Kekst and Company
Director - Corporate Finance	Peter Hill or Dawn Dover
RenaissanceRe Holdings Ltd.	(212) 521-4800
(441) 295-4513

RenaissanceRe Holdings Ltd.
Summary Consolidated Statements of Operations
(in thousands of United States Dollars, except per share amounts and percentages)
(Unaudited)
	Three months ended		Nine months ended
	September 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
Revenues
Gross premiums written	$200,992	$182,649	$1,417,792	$1,521,290
Net premiums written	$159,713	$127,241	$956,467	$1,123,163
Decrease (increase) in unearned premiums	99,266	167,476	(150,538)	(265,302)
Net premiums earned	258,979	294,717	805,929	857,861
Net investment income	24,941	59,931	98,430	129,296
Net foreign exchange gains	5,036	488	6,367	170
Equity in earnings of other ventures	9,806	7,313	21,237	16,920
Other (loss) income	(1,169)	651	(1,642)	(2,186)
Net realized and unrealized (losses) gains on investments	(31,097)	28,472	10,958	(26,788)
Total revenues	266,496	391,572	941,279	975,273
Expenses
Net claims and claim expenses incurred	69,647	60,928	209,950	192,141
Acquisition expenses	37,550	37,699	104,727	94,475
Operational expenses	46,972	44,672	135,437	133,447
Corporate expenses	3,905	4,307	12,404	30,318
Interest expense	4,290	4,298	12,875	13,632
Total expenses	162,364	151,904	475,393	464,013
Income from continuing operations before taxes	104,132	239,668	465,886	511,260
Income tax expense	(245)	(223)	(207)	(356)
Income from continuing operations	103,887	239,445	465,679	510,904
(Loss) income from discontinued operations	—	(9,779)	—	2,422
Net income	103,887	229,666	465,679	513,326
Net income attributable to noncontrolling interests	(30,477)	(44,331)	(109,323)	(96,953)
Net income available to RenaissanceRe	73,410	185,335	356,356	416,373
Dividends on preference shares	(5,595)	(5,595)	(16,786)	(19,353)
Net income available to RenaissanceRe common shareholders	$67,815	$179,740	$339,570	$397,020

Income from continuing operations available to RenaissanceRe common shareholders per common share - basic	$1.72	$4.32	$8.38	$8.95
(Loss) income from discontinued operations (attributable) available to RenaissanceRe common shareholders per common share - basic	—	(0.23)	—	0.06
Net income available to RenaissanceRe common shareholders per common share - basic	$1.72	$4.09	$8.38	$9.01
Income from continuing operations available to RenaissanceRe common shareholders per common share - diluted	$1.70	$4.23	$8.26	$8.79
(Loss) income from discontinued operations (attributable) available to RenaissanceRe common shareholders per common share - diluted	—	(0.22)	—	0.05
Net income available to RenaissanceRe common shareholders per common share - diluted	$1.70	$4.01	$8.26	$8.84

Average shares outstanding - basic	38,975	43,330	39,983	43,412
Average shares outstanding - diluted	39,433	44,135	40,578	44,247

Net claims and claim expense ratio	26.9%	20.7%	26.1%	22.4%
Underwriting expense ratio	32.6%	27.9%	29.8%	26.6%
Combined ratio	59.5%	48.6%	55.9%	49.0%
Operating income available to RenaissanceRe common shareholders per common share - diluted (1)	$2.49	$3.36	$7.99	$9.45
Operating return on average common equity - annualized (1)	11.7%	18.7%	12.9%	17.7%

(1)	See Comments on Regulation G for a reconciliation of non-GAAP financial measures.

RenaissanceRe Holdings Ltd.
Summary Consolidated Balance Sheets
(in thousands of United States Dollars, except per share amounts)

	September 30, 2014	December 31, 2013
Assets	(Unaudited)	(Audited)
Fixed maturity investments trading, at fair value	$4,750,766	$4,809,036
Fixed maturity investments available for sale, at fair value	28,069	34,241
Total fixed maturity investments, at fair value	4,778,835	4,843,277
Short term investments, at fair value	1,031,143	1,044,779
Equity investments trading, at fair value	301,714	254,776
Other investments, at fair value	501,487	573,264
Investments in other ventures, under equity method	118,245	105,616
Total investments	6,731,424	6,821,712
Cash and cash equivalents	300,547	408,032
Premiums receivable	630,718	474,087
Prepaid reinsurance premiums	195,978	66,132
Reinsurance recoverable	79,043	101,025
Accrued investment income	25,514	34,065
Deferred acquisition costs	130,108	81,684
Receivable for investments sold	147,206	75,845
Other assets	108,443	108,438
Goodwill and other intangibles	7,954	8,111
Total assets	$8,356,935	$8,179,131
Liabilities, Noncontrolling Interests and Shareholders’ Equity
Liabilities
Reserve for claims and claim expenses	$1,532,780	$1,563,730
Unearned premiums	758,272	477,888
Debt	249,499	249,430
Reinsurance balances payable	501,155	293,022
Payable for investments purchased	284,295	193,221
Other liabilities	203,908	397,596
Total liabilities	3,529,909	3,174,887
Redeemable noncontrolling interest	1,091,166	1,099,860
Shareholders’ Equity
Preference shares	400,000	400,000
Common shares	38,888	43,646
Accumulated other comprehensive income	3,829	4,131
Retained earnings	3,293,143	3,456,607
Total shareholders’ equity attributable to RenaissanceRe	3,735,860	3,904,384
Total liabilities, noncontrolling interests and shareholders’ equity	$8,356,935	$8,179,131

Book value per common share	$85.78	$80.29

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Segment Information
(in thousands of United States Dollars, except percentages)
(Unaudited)

	Three months ended September 30, 2014
	Catastrophe Reinsurance	Specialty Reinsurance	Lloyd’s	Other	Total
Gross premiums written	$68,252	$68,883	$63,857	$—	$200,992
Net premiums written	$41,807	$61,879	$56,027	$—	$159,713
Net premiums earned	$136,719	$63,473	$58,788	$(1)	$258,979
Net claims and claim expenses incurred	(666)	31,759	39,027	(473)	69,647
Acquisition expenses	9,131	15,806	12,614	(1)	37,550
Operational expenses	24,154	10,234	12,475	109	46,972
Underwriting income (loss)	$104,100	$5,674	$(5,328)	$364	104,810
Net investment income				24,941	24,941
Net foreign exchange gains				5,036	5,036
Equity in earnings of other ventures				9,806	9,806
Other loss				(1,169)	(1,169)
Net realized and unrealized losses on investments				(31,097)	(31,097)
Corporate expenses				(3,905)	(3,905)
Interest expense				(4,290)	(4,290)
Income before taxes and noncontrolling interests					104,132
Income tax expense				(245)	(245)
Net income attributable to noncontrolling interests				(30,477)	(30,477)
Dividends on preference shares				(5,595)	(5,595)
Net income available to RenaissanceRe common shareholders					$67,815

Net claims and claim expenses incurred – current accident year	$9,661	$46,444	$38,882	$—	$94,987
Net claims and claim expenses incurred – prior accident years	(10,327)	(14,685)	145	(473)	(25,340)
Net claims and claim expenses incurred – total	$(666)	$31,759	$39,027	$(473)	$69,647

Net claims and claim expense ratio – current accident year	7.1%	73.2%	66.1%	—%	36.7%
Net claims and claim expense ratio – prior accident years	(7.6)%	(23.2)%	0.3%	47,300.0%	(9.8)%
Net claims and claim expense ratio – calendar year	(0.5)%	50.0%	66.4%	47,300.0%	26.9%
Underwriting expense ratio	24.4%	41.1%	42.7%	(10,800.0)%	32.6%
Combined ratio	23.9%	91.1%	109.1%	36,500.0%	59.5%

	Three months ended September 30, 2013
	Catastrophe Reinsurance	Specialty Reinsurance	Lloyd’s	Other	Total
Gross premiums written	$82,539	$60,156	$39,954	$—	$182,649
Net premiums written	$32,380	$55,717	$39,014	$130	$127,241
Net premiums earned	$184,416	$63,045	$47,150	$106	$294,717
Net claims and claim expenses incurred	16,897	17,520	28,175	(1,664)	60,928
Acquisition expenses	14,049	14,691	8,938	21	37,699
Operational expenses	24,573	7,303	12,559	237	44,672
Underwriting income (loss)	$128,897	$23,531	$(2,522)	$1,512	151,418
Net investment income				59,931	59,931
Net foreign exchange gains				488	488
Equity in earnings of other ventures				7,313	7,313
Other income				651	651
Net realized and unrealized gains on investments				28,472	28,472
Corporate expenses				(4,307)	(4,307)
Interest expense				(4,298)	(4,298)
Income from continuing operations before taxes					239,668
Income tax expense				(223)	(223)
Loss from discontinued operations				(9,779)	(9,779)
Net income attributable to noncontrolling interests				(44,331)	(44,331)
Dividends on preference shares				(5,595)	(5,595)
Net income attributable to RenaissanceRe common shareholders					$179,740

Net claims and claim expenses incurred – current accident year	$23,041	$20,227	$24,886	$—	$68,154
Net claims and claim expenses incurred – prior accident years	(6,144)	(2,707)	3,289	(1,664)	(7,226)
Net claims and claim expenses incurred – total	$16,897	$17,520	$28,175	$(1,664)	$60,928

Net claims and claim expense ratio – current accident year	12.5%	32.1%	52.8%	—%	23.1%
Net claims and claim expense ratio – prior accident years	(3.3)%	(4.3)%	7.0%	(1,569.8)%	(2.4)%
Net claims and claim expense ratio – calendar year	9.2%	27.8%	59.8%	(1,569.8)%	20.7%
Underwriting expense ratio	20.9%	34.9%	45.5%	243.4%	27.9%
Combined ratio	30.1%	62.7%	105.3%	(1,326.4)%	48.6%

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Segment Information
(in thousands of United States Dollars, except percentages)
(Unaudited)

	Nine months ended September 30, 2014
	Catastrophe Reinsurance	Specialty Reinsurance	Lloyd’s	Other	Total
Gross premiums written	$924,046	$274,727	$219,019	$—	$1,417,792
Net premiums written	$534,994	$233,622	$187,848	$3	$956,467
Net premiums earned	$460,455	$186,691	$158,757	$26	$805,929
Net claims and claim expenses incurred	42,519	77,915	90,419	(903)	209,950
Acquisition expenses	34,063	44,052	33,303	(6,691)	104,727
Operational expenses	66,773	30,854	37,566	244	135,437
Underwriting income (loss)	$317,100	$33,870	$(2,531)	$7,376	355,815
Net investment income				98,430	98,430
Net foreign exchange gains				6,367	6,367
Equity in earnings of other ventures				21,237	21,237
Other loss				(1,642)	(1,642)
Net realized and unrealized gains on investments				10,958	10,958
Corporate expenses				(12,404)	(12,404)
Interest expense				(12,875)	(12,875)
Income before taxes and noncontrolling interests					465,886
Income tax expense				(207)	(207)
Net income attributable to noncontrolling interests				(109,323)	(109,323)
Dividends on preference shares				(16,786)	(16,786)
Net income available to RenaissanceRe common shareholders					$339,570

Net claims and claim expenses incurred – current accident year	$60,663	$113,809	$94,594	$—	$269,066
Net claims and claim expenses incurred – prior accident years	(18,144)	(35,894)	(4,175)	(903)	(59,116)
Net claims and claim expenses incurred – total	$42,519	$77,915	$90,419	$(903)	$209,950

Net claims and claim expense ratio – current accident year	13.2%	61.0%	59.6%	—%	33.4%
Net claims and claim expense ratio – prior accident years	(4.0)%	(19.3)%	(2.6)%	(3,473.1)%	(7.3)%
Net claims and claim expense ratio – calendar year	9.2%	41.7%	57.0%	(3,473.1)%	26.1%
Underwriting expense ratio	21.9%	40.2%	44.6%	(24,796.1)%	29.8%
Combined ratio	31.1%	81.9%	101.6%	(28,269.2)%	55.9%

	Nine months ended September 30, 2013
	Catastrophe Reinsurance	Specialty Reinsurance	Lloyd’s	Other	Total
Gross premiums written (1)	$1,138,238	$201,025	$183,015	$(988)	$1,521,290
Net premiums written	$774,585	$188,584	$159,581	$413	$1,123,163
Net premiums earned	$571,550	$159,060	$126,862	$389	$857,861
Net claims and claim expenses incurred	72,520	53,723	68,239	(2,341)	192,141
Acquisition expenses	37,866	32,139	24,338	132	94,475
Operational expenses	74,287	22,458	36,193	509	133,447
Underwriting income (loss)	$386,877	$50,740	$(1,908)	$2,089	437,798
Net investment income				129,296	129,296
Net foreign exchange gains				170	170
Equity in earnings of other ventures				16,920	16,920
Other loss				(2,186)	(2,186)
Net realized and unrealized losses on investments				(26,788)	(26,788)
Corporate expenses				(30,318)	(30,318)
Interest expense				(13,632)	(13,632)
Income from continuing operations before taxes					511,260
Income tax expense				(356)	(356)
Income from discontinued operations				2,422	2,422
Net income attributable to noncontrolling interests				(96,953)	(96,953)
Dividends on preference shares				(19,353)	(19,353)
Net income attributable to RenaissanceRe common shareholders					$397,020

Net claims and claim expenses incurred – current accident year	$115,586	$76,983	$71,274	$—	$263,843
Net claims and claim expenses incurred – prior accident years	(43,066)	(23,260)	(3,035)	(2,341)	(71,702)
Net claims and claim expenses incurred – total	$72,520	$53,723	$68,239	$(2,341)	$192,141

Net claims and claim expense ratio – current accident year	20.2%	48.4%	56.2%	—%	30.8%
Net claims and claim expense ratio – prior accident years	(7.5)%	(14.6)%	(2.4)%	(601.8)%	(8.4)%
Net claims and claim expense ratio – calendar year	12.7%	33.8%	53.8%	(601.8)%	22.4%
Underwriting expense ratio	19.6%	34.3%	47.7%	164.8%	26.6%
Combined ratio	32.3%	68.1%	101.5%	(437.0)%	49.0%
(1) Included in gross premiums written in the Other category is the elimination of inter-segment gross premiums written of $1.0 million.

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Gross Premiums Written and Managed Premiums
(in thousands of United States Dollars)
(Unaudited)

	Three months ended		Nine months ended
	September 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
Catastrophe Reinsurance Segment
Renaissance catastrophe premiums	$49,480	$55,849	$612,365	$733,928
DaVinci catastrophe premiums	18,772	26,690	311,681	404,310
Total Catastrophe Reinsurance segment gross premiums written	$68,252	$82,539	$924,046	$1,138,238

Specialty Reinsurance Segment
Renaissance specialty premiums	$68,699	$60,156	$272,694	$198,340
DaVinci specialty premiums	184	—	2,033	2,685
Total Specialty Reinsurance segment gross premiums written	$68,883	$60,156	$274,727	$201,025

Lloyd’s Segment
Specialty	$58,696	$36,545	$165,638	$145,509
Catastrophe	5,161	3,409	53,381	37,506
Total Lloyd’s segment gross premiums written	$63,857	$39,954	$219,019	$183,015

Managed Premiums (1)
Total Catastrophe Reinsurance segment gross premiums written	$68,252	$82,539	$924,046	$1,138,238
Catastrophe premiums written on behalf of the Company’s joint venture, Top Layer Re (2)	2,169	1,963	39,394	60,027
Catastrophe premiums written in the Lloyd’s segment	5,161	3,409	53,381	37,506
Catastrophe premiums written by the Company in its Catastrophe Reinsurance segment and ceded to Top Layer Re	—	—	(7,355)	—
Total managed catastrophe premiums (1)	$75,582	$87,911	$1,009,466	$1,235,771

(1)	See Comments on Regulation G for a reconciliation of non-GAAP financial measures.

(2)	Top Layer Re is accounted for under the equity method of accounting.

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Total Investment Result
(in thousands of United States Dollars)
(Unaudited)

	Three months ended		Nine months ended
	September 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
Fixed maturity investments	$24,519	$24,423	$74,751	$71,148
Short term investments	251	563	727	1,318
Equity investments trading	736	706	2,311	1,050
Other investments
Hedge funds and private equity investments	(3,320)	14,179	17,337	31,296
Other	5,547	22,735	11,558	32,874
Cash and cash equivalents	116	47	300	108
	27,849	62,653	106,984	137,794
Investment expenses	(2,908)	(2,722)	(8,554)	(8,498)
Net investment income	24,941	59,931	98,430	129,296

Gross realized gains	7,962	8,813	33,595	60,437
Gross realized losses	(2,720)	(22,241)	(10,871)	(41,396)
Net realized gains (losses) on fixed maturity investments	5,242	(13,428)	22,724	19,041
Net unrealized (losses) gains on fixed maturity investments trading	(36,600)	33,405	21,200	(85,338)
Net realized and unrealized (losses) gains on investments-related derivatives	(1,868)	3,557	(19,651)	24,488
Net realized gains on equity investments trading	3,523	560	8,578	18,195
Net unrealized (losses) gains on equity investments trading	(1,394)	4,378	(21,893)	(3,174)
Net realized and unrealized (losses) gains on investments	(31,097)	28,472	10,958	(26,788)
Change in net unrealized gains on fixed maturity investments available for sale	(302)	(252)	(563)	(7,558)
Total investment result	$(6,458)	$88,151	$108,825	$94,950

Total investment return - annualized	(0.4)%	5.7%	2.1%	2.0%
Comments on Regulation G
In addition to the GAAP financial measures set forth in this Press Release, the Company has included certain non-GAAP financial measures in this Press Release within the meaning of Regulation G. The Company has provided these financial measurements in previous investor communications and the Company’s management believes that these measurements are important to investors and other interested persons, and that investors and such other persons benefit from having a consistent basis for comparison between quarters and for the comparison with other companies within the industry. These measures may not, however, be comparable to similarly titled measures used by companies outside of the insurance industry. Investors are cautioned not to place undue reliance on these non-GAAP measures in assessing the Company’s overall financial performance.
The Company uses “operating income available to RenaissanceRe common shareholders” as a measure to evaluate the underlying fundamentals of its operations and believes it to be a useful measure of its corporate performance.  “Operating income available to RenaissanceRe common shareholders” as used herein differs from “net income available to RenaissanceRe common shareholders,” which the Company believes is the most directly comparable GAAP measure, by the exclusion of net realized and unrealized gains and losses on investments from continuing and discontinued operations and net other-than-temporary impairments. The Company’s management believes that “operating income available to RenaissanceRe common shareholders” is useful to investors because it more accurately measures and predicts the Company’s results of operations by removing the variability arising from fluctuations in the Company’s fixed maturity investment portfolio and equity investments trading.  The Company also uses “operating income available to RenaissanceRe common shareholders” to calculate “operating income available to RenaissanceRe common shareholders per common share - diluted” and “operating return on average common equity - annualized”.  The following is a reconciliation of:  1) net income available to RenaissanceRe common shareholders to operating income available to RenaissanceRe common shareholders; 2)

net income available to RenaissanceRe common shareholders per common share - diluted to operating income available to RenaissanceRe common shareholders per common share - diluted; and 3) return on average common equity - annualized to operating return on average common equity - annualized:

	Three months ended		Nine months ended
(in thousands of United States Dollars, except percentages)	September 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
Net income available to RenaissanceRe common shareholders	$67,815	$179,740	$339,570	$397,020
Adjustment for net realized and unrealized losses (gains) on investments from continuing operations	31,097	(28,472)	(10,958)	26,788
Adjustment for net realized and unrealized losses on investments from discontinued operations	—	5	—	18
Operating income available to RenaissanceRe common shareholders	$98,912	$151,273	$328,612	$423,826

Net income available to RenaissanceRe common shareholders per common share - diluted	$1.70	$4.01	$8.26	$8.84
Adjustment for net realized and unrealized losses (gains) on investments from continuing operations	0.79	(0.65)	(0.27)	0.61
Adjustment for net realized and unrealized losses on investments from discontinued operations	—	—	—	—
Operating income available to RenaissanceRe common shareholders per common share - diluted	$2.49	$3.36	$7.99	$9.45

Return on average common equity - annualized	8.0%	22.2%	13.3%	16.6%
Adjustment for net realized and unrealized losses (gains) on investments from continuing operations	3.7%	(3.5)%	(0.4)%	1.1%
Adjustment for net realized and unrealized losses on investments from discontinued operations	—%	—%	—%	—%
Operating return on average common equity - annualized	11.7%	18.7%	12.9%	17.7%
The Company has also included in this Press Release “managed catastrophe premiums”. “Managed catastrophe premiums” is defined as gross catastrophe premiums written by the Company and its related joint ventures. “Managed catastrophe premiums” differs from total Catastrophe Reinsurance segment gross premiums written, which the Company believes is the most directly comparable GAAP measure, due to the inclusion of catastrophe premiums written on behalf of the Company’s joint venture Top Layer Re, which is accounted for under the equity method of accounting, and the inclusion of catastrophe premiums written on behalf of the Company’s Lloyd’s segment. The Company’s management believes “managed catastrophe premiums” is useful to investors and other interested parties because it provides a measure of total catastrophe premiums assumed by the Company through its consolidated subsidiaries and related joint ventures.
The Company has also included in this Press Release “tangible book value per common share” and “tangible book value per common share plus accumulated dividends”. “Tangible book value per common share” is defined as book value per common share excluding goodwill and intangible assets per share. “Tangible book value per common share plus accumulated dividends” is defined as book value per common share excluding goodwill and intangible assets per share, plus accumulated dividends. “Tangible book value per common share” differs from book value per common share, which the Company believes is the most directly comparable GAAP measure, due to the exclusion of goodwill and intangible assets per share. The Company’s management believes “tangible book value per common share” and “tangible book value per common share plus accumulated dividends” are useful to investors because they provide a more accurate measure of the realizable value of shareholder returns, excluding the impact of goodwill and intangible assets.

The following is a reconciliation of book value per common share to tangible book value per common share and tangible book value per common share plus accumulated dividends:

	At
	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013
Book value per common share	$85.78	$84.79	$82.30	$80.29	$74.58
Adjustment for goodwill and other intangibles (1)	(0.88)	(0.86)	(0.89)	(0.85)	(0.84)
Tangible book value per common share	84.90	83.93	81.41	79.44	73.74
Adjustment for accumulated dividends	13.99	13.70	13.41	13.12	12.84
Tangible book value per common share plus accumulated dividends	$98.89	$97.63	$94.82	$92.56	$86.58

Quarterly change in book value per common share	1.2%	3.0%	2.5%	7.7%	4.5%
Quarterly change in tangible book value per common share plus change in accumulated dividends	1.5%	3.5%	2.8%	8.1%	4.9%
Year to date change in book value per common share	6.8%				9.5%
Year to date change in tangible book value per common share plus change in accumulated dividends	8.0%				10.9%

(1)
At September 30, 2014, June 30, 2014, March 31, 2014, December 31, 2013 and September 30, 2013, goodwill and other intangibles included $26.1 million, $27.0 million, $28.3 million, $29.2 million and $28.5 million, respectively, of goodwill and other intangibles included in investments in other ventures, under equity method.